Exhibit 10.28

AGREEMENT FOR LEASE OF REAL PROPERTY

PINNACLE HEALTH PORTFOLIO

BLOOM MOB: 4310 LONDONDERRY ROAD, HARRISBURG, PA

BRADY MOB: 205 SOUTH FRONT STREET, HARRISBURG, PA

COMMUNITY HEALTH MOB: 2645 NORTH THIRD STREET, HARRISBURG, PA

FOC MOB: 2005, 2015 AND 2025 TECHNOLOGY PARKWAY, MECHANICSBURG, PA

LANDIS MEMORIAL: 2501 NORTH THIRD STREET, HARRISBURG, PA

and

MEDICAL SCIENCES PAVILION: 4300 LONDONDERRY ROAD, HARRISBURG, PA

THIS AGREEMENT FOR LEASE OF REAL PROPERTY (this “Agreement”) is made and entered into as of the Effective Date by and among AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company (“Lessee”), as lessee, and PINNACLE HEALTH HOSPITALS, a Pennsylvania non-profit corporation (“Bloom Lessor,” “Brady Lessor,” “Community Health Lessor,” “FOC Lessor,” “Landis Lessor” and “Medical Sciences Lessor;” Medical Sciences Lessor, together with Bloom Lessor, Brady Lessor, Community Health Lessor, FOC Lessor, and Landis Lessor, are referred to herein, individually and collectively, as “Lessor”), as lessor.

BACKGROUND

A.           Bloom Lessor is the fee owner of the Real Property described on Exhibit A-1-1 attached hereto and made a part hereof (the “Bloom Real Property”).

B.           Brady Lessor is the fee owner of the Real Property described on Exhibit A-1-2 attached hereto and made a part hereof (the “Brady Real Property”).

C.           Community Health Lessor is the fee owner of the Real Property described on Exhibit A-1-3 attached hereto and made a part hereof (the “Community Health Real Property”).

D.           FOC Lessor is the fee owner of the Real Property described on Exhibit A-1-4 attached hereto and made a part hereof (the “FOC Real Property”).

E.           Landis Lessor is the fee owner of the Real Property described on Exhibit A-1-5 attached hereto and made a part hereof (the “Landis Real Property”).

F.           Medical Sciences Lessor is the fee owner of the Real Property described on Exhibit A-1-6 attached hereto and made a part hereof (the “Medical Sciences Real Property”).

I.           Lessee desires to lease the Property (defined below) from Lessor and Lessor desires to lease the Property to Lessee on the terms and conditions set forth in this Agreement.

In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.          Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

(a)          “Bloom Property” shall mean the Bloom Real Property and all matters described in (ii)-(vii) of the definition of “Property” in connection with the Bloom Real Property.

(b)          “Brady Property” shall mean the Brady Real Property and all matters described in (ii)-(vii) of the definition of “Property” in connection with the Brady Real Property.

(c)          “Broker” shall mean Hammond Hanlon Camp LLC, acting as Lessor’s agent.

(d)          “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, on the date that is five (5) business days after the last day of the Due Diligence Period (as defined herein) unless the Lessee waives the full Due Diligence Period and elects to close earlier by providing written notice thereof to Lessor. The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent (or if both Lessee and Lessor agree, to Lessee’s and/or Lessor’s counsel) prior to the date of Closing.

(e)          “Community Health Property” shall mean the Community Health Real Property and all matters described in (ii)-(vii) of the definition of “Property” in connection with the Community Health Real Property.

(f)          “Due Diligence Period” shall mean the period beginning upon the Effective Date and extending until 11:59 PM EDT on the date that is thirty (30) days thereafter or the date on which Lessor receives written notice of Lessee’s waiver of the Due Diligence Period. Lessor shall deliver to Lessee all of the Due Diligence Materials within five (5) business days after the Effective Date, and for each day that passes thereafter until all of the Due Diligence Materials are delivered to Lessee, the Due Diligence Period and the Closing Date shall be extended by one (1) business day.

(g)          “Earnest Money” shall mean Eight Million Seven Hundred Thousand and No/100 Dollars ($8,700,000.00). The Earnest Money shall be delivered to Escrow Agent within three (3) business days after the Effective Date. The Earnest Money shall be deposited by Lessee in escrow with Escrow Agent, to be applied as part payment of the Leasehold Transaction Price at the time of Closing, or disbursed as agreed upon in accordance with the terms of this Agreement. Lessor and Lessee each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.

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(h)           “Effective Date” The date that is one (1) business day after the date of execution and delivery of this Agreement by both Lessor and Lessee shall be the “Effective Date” of this Agreement.

(i)          “Escrow Agent” shall mean Stewart Title Guaranty Company, whose address is One Washington Mall - Suite 1400, Boston, MA 02108, Attention: Annette Comer, Telephone: 617-933-2441, Telecopy: 617-727-8372; E-Mail: acomer@stewart.com. The parties agree that the Escrow Agent and Lessee’s title agent, if any, shall be responsible for (x) organizing the issuance of the Title Commitment (hereinafter defined) and Title Policy (hereinafter defined), (y) preparation of the closing statement, and (z) collections and disbursement of the funds.

(j)          “FOC Property” shall mean the FOC Real Property and all matters described in (ii)-(vii) of the definition of “Property” in connection with the FOC Real Property.

(k)           “Ground Leases” shall mean the ground leases for the Leasehold Properties to be entered into at Closing between Lessor, as landlord, and Lessee, as tenant. Each of the Ground Leases may be referred to herein individually as a “Ground Lease” or the “Ground Lease.”

(l)          “Guarantors” shall mean the guarantors under the Guaranties. Each of the Guarantors may be referred to herein individually as a “Guarantor” or the “Guarantor.”

(m)          “Guaranties” shall mean the Lease guaranties executed by the Guarantors. Each of the Guaranties may be referred to herein individually as a “Guaranty” or the “Guaranty.”

(n)          “Landis Property” shall mean the Landis Real Property and all matters described in (ii)-(vii) of the definition of “Property” in connection with the Landis Real Property.

(o)          “Leasehold Properties” shall mean all of the Properties.

(p)          “Leasehold Transaction Price” shall mean One Hundred Seventy Four Million Sixty Thousand and No/100 Dollars ($174,060,000.00). The allocation of the Leasehold Transaction Price and the Earnest Money among the Properties is set forth on Schedule 1 attached hereto.

(q)          “Leases” shall mean those certain leases described on Exhibit A-2 attached hereto and made a part hereof and referred to in Section 6(b)(i) of this Agreement between Lessor, as landlord, and the tenants described on Exhibit A-2 attached hereto, as tenant (each tenant, individually, a “Tenant”, and collectively, the “Tenants”), as amended. Each of the Leases may be referred to herein individually as a “Lease” or the “Lease.”

(r)           “Medical Sciences Property” shall mean the Medical Sciences Real Property and all matters described in (ii)-(vii) of the definition of “Property” in connection with the Medical Sciences Real Property.

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(s)          “Pinnacle Leases” shall mean, collectively, the space leases for (i) the Bloom Real Property, (ii) the Brady Real Property, (iii) the Community Health Real Property, (iv) the FOC Real Property (to consist of three separate leases, namely, the FOC Clinical Lease, the FOC I Lease and the FOC II Lease), (v) the Landis Real Property and (vi) the Medical Sciences Real Property to be entered into at Closing between Lessee, as landlord, and Pinnacle Tenant, as tenant. Each of the Pinnacle Leases may be referred to herein individually as a “Pinnacle Lease” or the “Pinnacle Lease.”

(t)          “Pinnacle Tenant” shall mean PinnacleHealth, a Pennsylvania non-profit corporation.

(u)          “Property” shall collectively mean (i) those certain parcels of real property which are listed on Exhibits A-1-1 through and A-1-6 attached hereto, together with all right, title and interest of Lessor, if any, in and to the land lying in the bed of any street or highway in front of or adjoining such real property, and all appurtenances and all the estate and rights of Lessor, if any, in and appurtenant to such parcels of real property, including, without limitation, all appurtenant easements and rights-of-way, and all air and subsurface rights appurtenant to such parcels of real property, as the case may be (such parcels of real property, together with all such rights and appurtenances, being collectively referred to herein as the “Real Property”); (ii) all of the buildings (each individually called a “Building” and collectively called the “Buildings”), facilities and other improvements situated on the Real Property or required to be constructed under the respective Leases (collectively, the “Improvements”); (iii) all right, title and interest of Lessor, if any, in and to the lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems used in connection with the Real Property and the Buildings, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Real Property together with all personal property (other than furniture, equipment not necessary to operate the Buildings or building systems and not permanently affixed to the Buildings or Real Property, trade fixtures and inventory) owned by Lessor and located on the Real Property or on and/or in the Buildings (collectively, the “Personal Property”); (iv) all right, title and interest of Lessor in and to all plans and specifications, architectural drawings, building permits and other permits issued in connection with the construction, operation, use or occupancy of the Improvements, and all warranties and guaranties respecting the Buildings and Personal Property; (v) to the extent not otherwise described in subsection (i), all right, title and interest of Lessor in and to all leases respecting the Buildings and Personal Property, including, without limitation, all prepaid rent or security or other deposits thereunder and all right, title and interest of the Affiliates under the Guaranties; (vi) all right, title and interest of Lessor in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Real Property and the Buildings, to the extent they exist and are transferable and assignable; and (vii) to the extent the same are assignable, all site plans, surveys, and plans which relate to the Real Property. Any references to “Property” in the singular, such as references to “a Property” or “each Property”, refer to an individual parcel of Real Property and all matters described in (ii)-(vii) in connection with such Real Property. Any references to “Properties” refer to each Property collectively.

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(v)         “Real Estate Taxes” shall mean all real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, or payments in lieu of taxes, and any other charges and assessments constituting a lien on the Property.

(w)          Lessor and Lessee’s Notice address

(i)          “Lessor’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

PinnacleHealth

409 South 2nd Street

Suite 2B

Harrisburg, PA 17104

Attention: William H. Pugh, Senior Vice President and CFO

Tel. No.: 717-231-8245

Email: wpugh@pinnaclehealth.org

And to:

Christopher P. Markley, Esq.

409 South 2nd Street

Suite 2C

Harrisburg, PA 17104

Tel. No.: 717-231-8210

Email: cmarkley@pinnaclehealth.org

And to:

Norris, McLaughlin & Marcus, P.A.

1611 Pond Road

Suite 300

Allentown, PA 18104

Attention: Matthew R. Sorrentino, Esq.

Tel. No.: 610-391-1800

Email: msorrentino@nmmlaw.com

(ii)         “Lessee’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

Michael Weil

c/o American Realty Capital Healthcare Trust II, Inc.

405 Park Avenue, 2nd Floor

New York, NY 10022

Tel. No.: (212) 415-6505

Fax No.: (857) 207-3397

Email: mweil@arlcap.com

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And to:

Jesse Galloway, Esq.

c/o American Realty Capital Healthcare Trust II, Inc.

405 Park Avenue, 14th Floor

New York, NY 10022

Tel. No.: (212) 415-6516

Fax No.: (646) 861-7751

Email: jgalloway@arlcap.com

And Due Diligence Materials (if provided by email) to:

duediligence@arlcap.com

With hard copies and/or CDs to:

James A. (Jim) Mezzanotte

c/o American Realty Capital VII, LLC

7621 Little Avenue, Suite 200

Charlotte, North Carolina 28226

Tel. No.: (704) 626-4410

Fax No.: (212) 415.6507

Email: jmezzanotte@arlcap.com

2.          Lease of the Property. Subject to the terms of this Agreement, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Property for the Leasehold Transaction Price.

3.          Payment of Leasehold Transaction Price.

(a)          The Leasehold Transaction Price to be paid by Lessee to Lessor shall be paid by wire transfer of immediately available funds in the amount of the Leasehold Transaction Price plus or minus prorations, credits and adjustments as provided in Section 4 and elsewhere in this Agreement to Escrow Agent, at the time of Closing, or as otherwise agreed to between Lessee and Lessor.

(b)          The parties agree that the value of the Personalty is de minimis, and no part of the Leasehold Transaction Price is allocated to it.

4.          Proration of Expenses and Payment of Costs and Recording Fees.

(a)          Prorations. The following items will be prorated as of 12:01 A.M. on the Closing Date, with all items of income and expense for the Property being borne by Lessee from and after (and including) the Closing Date: Tenant Receivables (hereinafter defined) and other income and rents that have been collected by Lessor as of Closing; fees and assessments; prepaid expenses and obligations under service contracts which are assigned, if any; accrued operating

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expenses; ground rent and other amounts paid and payable under the Ground Leases; Real Estate Taxes; and any assessments by private covenant for the then-current calendar year of Closing.

(b)          Taxes

(i)          If Real Estate Taxes for the year of Closing are not known or cannot be reasonably estimated, Real Estate Taxes will be prorated based on Real Estate Taxes for the year prior to Closing. Any additional Real Estate Taxes in the nature of “roll back” taxes or relating to the year of Closing arising out of a change in the use of the Real Property and Improvements or a change in ownership shall be paid by Lessor when due and payable, and Lessor will indemnify Lessee from and against any and all such Real Estate Taxes arising out of the leasing of the Property, which indemnification obligation will survive the Closing.

(ii)         If Lessor has engaged or will engage prior to the expiration of the Due Diligence Period, consultants for the purpose of protesting the amount of taxes or the assessed valuation for certain tax periods for the Property (“Protest Proceedings”), any cash refunds or proceeds actually distributed (collectively, “Cash Refunds”) will be apportioned as described below. Any Cash Refunds (including interest thereon) on account of a favorable determination, after deduction of costs and expenses incurred for such Protest Proceedings, shall be: (A) the property of Lessor to the extent such Cash Refunds were for Real Estate Taxes paid by Lessor applicable to a period prior to the Closing Date; (B) prorated between Lessee and Lessor for taxes paid for a period during which the Closing Date occurred; and (C) the property of Lessee for Real Estate Taxes for a period after the Closing Date. Lessor and Lessee agree to notify the other in writing of any receipt of a Cash Refund within fifteen (15) business days of receipt of such Cash Refund. To the extent either party obtains a Cash Refund, a portion of which is owed to the other party, the receiving party shall deliver the Cash Refund to the other party within fifteen (15) Business Days of its receipt. Lessee agrees and acknowledges that Lessor has the right to initiate proceedings to protest the valuation of any of the Property prior to the expiration of the Due Diligence Period. Lessor agrees to give Lessee notice of Lessor’s intent to initiate such proceedings prior to initiation of such proceedings and at any time subsequent to the end of the Due Diligence Period shall obtain Lessee’s consent to initiation of such proceedings, which consent may be withheld in Lessee’s sole discretion.

(c)          Utilities. Lessee will take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. The Lessor will ensure that all utility meters are read as of the Closing Date. Lessor will be entitled to recover any and all deposits held by any utility company as of the Closing Date.

(d)          Tenant Receivables. Rents due from Tenants under Leases (including operating expense and real estate tax contributions or reimbursements and similar charges (collectively, “Pass-Through Expenses”)), set-offs due or required to be paid under or by reason of the Leases (collectively called “Tenant Receivables”) shall be adjusted by appropriate credit to the Lessor or Lessee (as the case may be) on the Closing Date. If, at the Closing Date, any Tenant is in arrears in the payment of rents (“Uncollected Delinquent Tenant Receivables”), Lessor will disclose the same to Lessee in writing or on the rent roll to be delivered to Lessee pursuant to Section 10 hereof and such amounts shall not be adjusted on the Closing Date. Prior to the

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Closing Date, Lessor shall use Lessor’s current business practices to collect Uncollected Delinquent Tenant Receivables. If Lessee shall collect Uncollected Delinquent Tenant Receivables within ninety (90) days after the Closing Date, then Lessee shall turn over to Lessor the arrearages so collected, less the reasonable cost of collection thereof, if any; provided, however, Lessor may continue to seek to collect the Uncollected Delinquent Tenant Receivables by legal action following the Closing Date. All rents collected by Lessee after the Closing Date (except for amounts specifically billed and paid as end of year reconciliation payments for Pass-Through Expenses, which shall be separately accounted for and allocated, pro rata, between Lessor and Lessee as their interest may appear) shall be first applied to rents due and payable after the Closing Date and only the excess thereof shall be paid over to Lessor on account of the Uncollected Delinquent Tenant Receivables. Lessor shall prepare the reconciliation for Pass-Through Expenses for the Property and provide such reconciliation to Lessee and Lessee’s property manager. Lessee agrees to cause its property manager to cooperate with Lessor in preparing such reconciliation. To the extent that items to be apportioned hereunder may be required to be paid directly by a Tenant under its Lease, the same shall not be apportioned, provided, however, that such items shall have been paid by such Tenant currently through the month including the Closing Date. The provisions of this subparagraph 4(d) shall survive Closing. Lessor expressly agrees that if Lessor receives any amounts after the Closing Date which are attributable, in whole or in part, to any period after the Closing Date, Lessor will notify Lessee of such fact and will remit to Lessee that portion of the monies so received by Lessor to which Lessee is entitled within ten (10) business days after receipt thereof. With respect to unbilled Tenant Receivables, Lessee covenants and agrees to cause its property manager to (A) bill the same in the ordinary course of its business and (B) cooperate with Lessor to determine the correct amount of operating expenses and/or taxes due.

A reconciliation or determination of Pass-Through Expenses, Uncollected Delinquent Tenant Receivables and unbilled Tenant Receivables due under the Leases shall be made at Closing to the extent possible. To the extent such information is not available at Closing, the foregoing shall be subject to adjustment following the Closing in accordance with the terms of Section 4(e), below. The provisions of this Section 4(d) will survive the Closing.

(e)          If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 4(a) through (d), then, for each separate item for which an adjustment is to be made, the following will apply: (i) initially the matter subject to allocation at Closing (including without limitation the Pass-Through Expenses) shall be re-prorated within sixty (60) days following the Closing; (ii) a further adjustment of prorated items shall occur one hundred twenty (120) days following the close of the calendar year in which the Closing occurs; and (iii) a final adjustment shall occur not later than thirty-six (36) months after the Closing. All such rights and obligations under this Section 4(e) will survive the Closing.

(f)          All security deposits under the Leases collected and not properly applied by Lessor as of the Closing (and interest thereon if required by law or contract) must be transferred or credited to Lessee at Closing. As of the Closing, Lessee will assume each Lessor’s obligations related to the security deposits, but only to the extent they are credited or transferred to Lessee.

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(g)          Lessor shall pay or be charged with the following costs and expenses in connection with this transaction:

(i)          100% of all Title Policy premiums, including search costs and a survey endorsement, but excluding any other endorsements issued in connection with such policies other than endorsements that Lessor elects to purchase to cover title issues, if any;

(ii)         Transfer taxes and conveyance fees on the transfer or leasing of the Property;

(iii)        Broker’s commission payments in accordance with Section 24 of this Agreement;

(iv)        All fees relating to the granting, executing and recording of each Memo of Ground Lease (defined below) for each Property; and

(v)         Any unpaid leasing commissions or tenant improvement allowances or future rent concessions under the Leases entered into as of the Effective Date.

(h)          Lessee shall pay or be charged with the following costs and expenses in connection with this transaction:

(i)          Title Policy premiums for any endorsements issued in connection therewith other than endorsements that Lessor elects to purchase to cover title issues, if any, and other than a survey endorsement;

(ii)         all costs and expenses in connection with Lessee’s financing, including appraisal, points, commitment fees and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax; and

(iii)        Lessee shall pay for the cost of its own survey, Phase I environmental study and due diligence investigations.

(i)          Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(k)          Lessor and Lessee each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.

5.          Title. At Closing, Lessor agrees to lease the Properties to Lessee with title thereto being marketable, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined); provided, however, that Lessee agrees and acknowledges that, while each Property will have a surveyed legal description at Closing, the Properties will not, as of the Closing, be subdivided in accordance with local municipal requirements. The term “Permitted Exceptions” (as hereinafter defined) shall be deemed to include the absence of municipal subdivision approval.

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6.          Examination of Property. Lessor and Lessee hereby agree as follows:

(a)          Lessee shall order a title commitment (the “Title Commitment”) from Escrow Agent, a survey and a zoning report for each Property promptly after the date hereof. All matters shown in the Title Commitment, survey or zoning report (“Title Matters”) with respect to which Lessee fails to object prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”. However, Permitted Exceptions shall not include, and Lessor shall be obligated to remove of record prior to or at Closing, any mechanic’s lien or any monetary lien, fine or penalty, or any bond indentures, deeds of trust, mortgage, or other loan documents secured by any Property, or any judgments and federal and state tax liens (collectively, “Liens”). Lessor shall be required to cure or remove all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent). Lessor shall have no obligation to cure any Title Matter objected to, except the Liens as aforesaid, provided Lessor notifies Lessee of any objections which Lessor elects not to remove or cure within five (5) business days following receipt of Lessee’s objections. In the event that Lessor refuses to remove or cure any objections, Lessee shall have the right to terminate this Agreement upon written notice to Lessor given within five (5) business days after receipt of Lessor’s notice, upon which termination the Earnest Money, and all interest earned thereon, shall be returned to Lessee and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any matter not revealed in the Title Commitment is discovered by Lessee or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Lessee shall have until the earlier of (i) ten (10) days after the Lessee’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the Closing Date, to provide Lessor with written notice of its objection to any such new title exception (an “Objection”). If Lessor does not remove or cure such Objection prior to the Closing Date, Lessee may terminate this Agreement as to the applicable Property, in which case the pro-rata portion of the Earnest Money set forth on Schedule 1 attached hereto applicable to such terminated Property, together with all interest earned thereon, shall be returned to Lessee, and neither party shall have any further obligation hereunder with respect to such terminated Property, except as otherwise expressly set forth herein. If Lessee terminates the Agreement as to a Property pursuant to the immediately preceding sentence and the Title Matter at issue was intentionally caused by Lessor, then upon such termination, Lessor shall reimburse Lessee for all out of pocket costs and expenses incurred by Lessee hereunder in connection with Lessee’s diligence of such Property.

(b)          Within five (5) business days following the Effective Date, Lessor shall provide to Lessee copies of the following documents and materials pertaining to each Property to the extent within Lessor’s possession or reasonably obtainable by Lessor or Lessor’s counsel: (i) a complete copy of all leases and lease guaranties affecting the Property and all amendments thereto and of all material correspondence relating thereto; (ii) a copy of all surveys and site plans of the Property, including without limitation any as-built survey obtained or delivered to tenants of the Property in connection with its construction; (iii) a copy of all architectural plans and specifications and construction drawings and contracts for improvements located on the Property; (iv) a copy of Lessor’s title insurance commitments and policies relating to the Property; (v) a copy of the certificate of occupancy (or local equivalent) and zoning reports for the Property; and of all governmental permits/approvals; (vi) a copy of all environmental, engineering and physical condition reports for the Property; (vii) copies of the Property’s real

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estate tax bills for the current and prior two (2) tax years or, if the Property has been owned by Lessor for less than two (2) tax years, for the period of ownership; (viii) the operating budget and any common area maintenance (CAM) reconciliations of the Property for the current year and following year, if available; (ix) the operating statements and delinquency reports of the Property for the twenty four (24) calendar months immediately preceding the Effective Date or if a Tenant has been operating for less than twenty-four (24) months, for the period of operation; (x) all service contracts and insurance policies which affect the Property, if any; (xi) a copy of all warranties relating to the improvements constructed on the Property, including without limitation any structural slab or roof warranties; (xii) a written inventory of all items of personal property to be conveyed to Lessee, if any; (xiii) Tenant financials for each Tenant, to the extent reasonably available to Lessor and consistent with each such Tenant’s reporting requirements; (xiv) a complete copy of any feasibility study completed by the developer of the Property; (xv) a copy of all primary and secondary state licenses or regulatory permits for the Property; and (xvi) a copy of any documents relating to a waiver of life safety code or physical plant requirements (collectively, the “Due Diligence Materials”). Lessor shall deliver any other documents relating to the Property reasonably requested by Lessee, to the extent within Lessor’s or its affiliates’ or agents’ possession or reasonably obtainable by Lessor, within three (3) business days following such request. Additionally, during the term of this Agreement, Lessee, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Lessee may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Lessee on the Property shall not damage the Property nor materially interfere with construction on the Property or the conduct of business by Tenants under the Leases; and provided further, however, that Lessee shall indemnify and hold Lessor harmless from and against any and all claims or damages to the extent resulting from the activities of Lessee on the Property, and Lessee shall repair any and all damage caused, in whole or in part, by Lessee and return the Property to substantially its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Lessor shall reasonably cooperate with the efforts of Lessee and the Lessee’s representatives to inspect the Property. After the Effective Date, Lessee shall be permitted to speak and meet with the Tenants in connection with Lessee’s due diligence. Upon signing this Agreement, Lessor shall provide Lessee with the name of a contact person(s) for the purpose of arranging site visits. Lessee shall give Lessor reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Lessor may have a representative present during any and all examinations, inspections and/or studies on the Property. Lessee shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Lessor and the Escrow Agent prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void with respect to all Properties, Lessee shall receive a refund of the Earnest Money, together with all interest earned thereon, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein. Lessee shall also have the right to terminate this Agreement with respect to any single Property if the Property subject to termination has specific material Lease, title, survey, property condition, zoning or environmental issues that a commercially reasonable lessee would not elect to close over, in which event this Agreement shall become null and void with respect to the terminated Property or Properties, Lessee shall receive a refund of the pro-rata portion of the

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Earnest Money set forth on Schedule 1 attached hereto applicable to such terminated Property or Properties, and all rights, liabilities and obligations of the parties under this Agreement shall terminate with respect to (but only with respect to) such terminated Properties, except as otherwise expressly set forth therein.

(c)          Within two (2) business days following the Effective Date, Lessor shall request an Estoppel Certificate (defined below) from each Tenant and a written waiver of right of first refusal, right of first offer or other purchase option that any party may have to purchase any Property. It shall be a condition of Closing that Lessor shall have obtained an estoppel certificate in the form attached hereto as Exhibit F (each, an “Estoppel Certificate,” and collectively, “Estoppel Certificates”) from each Tenant, and Lessor shall use good faith efforts to obtain the same. Each Estoppel Certificate obtained by Lessor shall be fully executed by the applicable Tenant and Guarantor(s), if any, and dated no earlier than thirty (30) days prior to the date of Closing. In addition, the business terms of each Estoppel Certificate must be in accordance with and not contradict the corresponding Lease. If any Lease and any amendments, bearing the original signatures of the landlord and tenant thereunder have not been delivered to Lessee previously, a copy thereof confirming that the copy is true, correct and complete shall be attached to the corresponding Estoppel Certificate. Lessor shall promptly deliver to Lessee photocopies or pdf files of each executed Estoppel Certificate when Lessor receives the same.

(d)          If the fee estate in any Property is encumbered by a mortgage that is not subordinate to the Ground Lease for such Property, it shall be a condition of Closing that Lessor shall have obtained either: (i) a subordination agreement in form and substance reasonably acceptable to Lessee from the holder of such mortgage, pursuant to which such mortgage will be subordinated to the applicable Ground Lease (each, a “Fee Mortgage Subordination”); or (ii) a release of lien of mortgage in form and substance reasonably acceptable to Lessee from the holder of such mortgage pursuant to which such Property is released from the lien of said mortgage (each, a “Fee Mortgage Release”). Within two (2) business days following the Effective Date, Lessor shall request the Fee Mortgage Subordination or Fee Mortgage Release from each such mortgagee.

(e)          Within two (2) business days following the Effective Date, Lessor shall deliver to Lessee the form of Ground Lease. Lessee and Lessor shall use good faith efforts to negotiate the final form of Ground Lease prior to the expiration of the Due Diligence Period. The Ground Lease for each Leasehold Property shall reflect the term, rent, rent escalations and renewal options applicable to such Leasehold Property described on Schedule 6(e) attached hereto and made a part hereof.

(f)          Within two (2) business days following the Effective Date, Lessor shall deliver to Lessee the form of the Pinnacle Leases. Lessee and Lessor shall use good faith efforts to negotiate the final form of the Pinnacle Leases prior to the expiration of the Due Diligence Period. The Pinnacle Leases shall reflect the term, rent, rent escalations, suite number, square footage and renewal options applicable to such Property described on Schedule 6(f) attached hereto and made a part hereof. The Pinnacle Leases for the Brady Property, Community Health Property, FOC Property (limited to the FOC Clinical Lease), Landis Property and Medical Sciences Property shall be triple-net (NNN). The Pinnacle Leases for the Bloom Property, FOC Property (limited to the FOC I Lease and the FOC II Lease) shall be double-net (NN).

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(g)          Lessor shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Lessee.

7.          Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking with respect to any Property, Lessor shall notify Lessee in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Lessor. In the event all or any portion of any Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) any Tenant has a right of termination or abatement of rent under its Lease, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $250,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Lessee may elect to terminate this Agreement with respect to such Property by providing written notice of such termination to Lessor within ten (10) business days after Lessee’s receipt of written notice of such condemnation, taking or damage, upon which termination the pro-rata portion of the Earnest Money set forth on Schedule 1 attached hereto applicable to such terminated Property shall be returned to Lessee, and neither party hereto shall have any further rights, obligations or liabilities under this Agreement with respect to such Property, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Lessee does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Leasehold Transaction Price and Lessor shall assign to Lessee at the Closing the rights of Lessor to the awards, if any, for the condemnation or taking, and Lessee shall be entitled to receive and keep all such awards. With respect to a casualty, if Lessee does not elect to terminate this Agreement with respect to any such Property or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Leasehold Transaction Price and Lessor shall assign to Lessee at the Closing the rights of Lessor to the proceeds under Lessor’s insurance policies covering such Property with respect to such damage or destruction (or pay to Lessee any such proceeds received prior to Closing) and pay to Lessee the amount of any deductible with respect thereto, and Lessee shall be entitled to receive and keep any monies received from such insurance policies.

8.          Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a)          If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Lessor and Lessee on the Closing Date to be applied as part payment of the Leasehold Transaction Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Lessor or Lessee only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one (1) business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Lessor

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and Lessee or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a), if Lessee delivers a notice to Escrow Agent stating that Lessee has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money, or the pro-rata portion of the Earnest Money set forth on Schedule 1 attached hereto if Lessee terminates less than all of the Properties, to Lessee without the necessity of delivering any notice to, or receiving any notice from Lessor.

(b)          The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Lessor or Lessee resulting from Escrow Agent’s mistake of law respecting the scope or nature of Escrow Agent’s duties. Lessor and Lessee shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.

9.          Default

(a)          In the event that Lessor is ready, willing and able to close in accordance with the terms and provisions hereof, and Lessee defaults in any of its obligations undertaken in this Agreement, Lessor shall be entitled, as its sole and exclusive remedy to either: (i) if Lessee is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Lessor shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Lessor’s sole remedy. Upon such termination, neither Lessee nor Lessor shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Lessor and Lessee agree that (a) actual damages due to Lessee’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Lessor as a result of having withdrawn the Property from the market, and (c) Lessee desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Lessee fails to complete Closing, and such amount shall be paid to Lessor as liquidated damages and as Lessor’s sole remedy hereunder. Lessor hereby waives any right to recover the balance of the Leasehold Transaction Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Lessee. In no event under this Section or otherwise shall Lessee be liable to Lessor for any punitive, speculative or consequential damages.

(b)          In the event that Lessee is ready, willing and able to close in accordance with the terms and provisions hereof, and Lessor defaults in the obligations herein taken by

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Lessor, with respect to any or all of the Properties, Lessee may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement with respect to any or all Properties by delivering written notice thereof to Lessor no later than Closing, upon which termination the Earnest Money shall be refunded to Lessee, Lessor shall pay to Lessee all of the out-of-pocket costs and expenses incurred by Lessee as to such Property or Properties in connection with this Agreement, which return and payment shall operate as liquidated damages and to terminate this Agreement and release Lessor and Lessee from any and all rights, obligations and liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Lessor’s obligations hereunder; or (iv) by notice to Lessor given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Lessee Closing Extension Period”), and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Lessee so extends the Closing Date, then Lessor may, but shall not be obligated to, cause said conditions to be satisfied during the Lessee Closing Extension Period. If Lessor does not cause said conditions to be satisfied during the Lessee Closing Extension Period, then Lessee shall have the remedies set forth in Section 9(b) (i) through (iii) above except that the term “Closing” shall read “Extended Closing”.

Notwithstanding the foregoing, in the event of a willful or intentional default of Lessor hereunder, Lessee shall, in addition to the foregoing remedies, be permitted to pursue any and all rights and remedies available to Lessee at law or in equity; provided, however, in no event shall Lessor be liable to Lessee for any punitive, speculative or indirect consequential damages.

10.         Closing

. The Closing shall consist of the execution and delivery of documents by Lessor and Lessee, with respect to each Property as set forth below, and delivery by Lessee to Lessor of the Leasehold Transaction Price in accordance with the terms of this Agreement. Lessor shall deliver to Escrow Agent for the benefit of Lessee at Closing the following executed documents for each Property (except as otherwise noted below):

(a)          Intentionally Deleted;

(b)          An Assignment and Assumption of Leases, Guaranties and Security Deposits, in the form attached hereto as Exhibit C;

(c)          A Bill of Sale for the Personal Property, if any, in the form attached hereto as Exhibit D;

(d)          An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;

(e)          The Ground Leases with respect to the Leasehold Properties;

(f)          The Pinnacle Leases;

(g)          A settlement statement setting forth the Leasehold Transaction Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

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(h)          All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the Memos of Ground Lease;

(i)          Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;

(j)          Corporate resolutions or member or partner consents, as applicable, from Lessor and Pinnacle Tenant, authorizing the execution and delivery of the Ground Leases and the Pinnacle Leases;

(k)          Originals of the Warranties (as hereinafter defined) re-issued at Lessor’s expense, to Lessee or Tenant, as requested by Lessee;

(l)          A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of Lessor;

(m)          An owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Lessee and Escrow Agent;

(n)          Each Fee Mortgage Subordination or Fee Mortgage Release required pursuant to Section 6(d) herein, executed by the applicable mortgagee and notarized;

(o)          With respect to each Tenant, a Letter to Tenant in form of Exhibit H attached hereto;

(p)          An updated Rent Roll (defined below), arrears report and schedule of security deposits and letters of credit, certified by Lessor to be true and correct;

(q)          Certificates of insurance or other evidence reasonably satisfactory to Lessee memorializing and confirming that the Tenants are then maintaining policies of insurance of the types and in the amounts required by the Leases, which shall name Lessee and its mortgagee as additional insured parties and/or as loss payees and/or mortgagees, as appropriate, as their respective interests may appear;

(r)          A bring down certificate with respect to Lessor’s representations and warranties provided herein in a form reasonably satisfactory to Lessor and Lessee;

(s)          A Memorandum of Ground Lease for each of the Leasehold Properties (each, a “Memo of Ground Lease” and collectively, the “Memos of Ground Lease”) in the form attached to the Ground Leases; and

(t)          Such other instruments as are reasonably required by Lessee or Escrow Agent to close the escrow and consummate the lease of the Property in accordance with the terms hereof.

At Closing, Lessee shall instruct Escrow Agent to deliver the Earnest Money to Lessor which shall be applied to the Leasehold Transaction Price, shall deliver the balance of the

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Leasehold Transaction Price to Lessor and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b), (e), (f), (g), (h), (n) and (s) above. Lessee shall have the right to advance the Closing upon five (5) days prior written notice to Lessor; provided that all conditions precedent to both Lessee’s and Lessor’s respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party’s obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.

11.         Representations by Lessor. For the purpose of inducing Lessee to enter into this Agreement and to consummate the lease of the Property in accordance herewith, Lessor makes the following representations and warranties to Lessee as of the date hereof and as of the Closing Date with respect to each Property:

(a)          Lessor is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Lessor has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Lessor, and to perform all of Lessor’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Lessor, nor the performance of the obligations of Lessor hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Lessor or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Lessor is bound. The execution, delivery and performance of this Agreement does not require the consent or approval of any court, administrative or governmental authority and does not result in the creation or imposition of any lien or equity of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to, any material agreement to which Lessor is a party or the business or operations of Lessor or any of its properties or assets;

(b)          Except for any tax appeals and/or contests initiated by Lessor and/or Tenants, if any, Lessor has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Lessor or the Property and Lessor does not have any knowledge of any pending litigation, condemnation proceeding or tax appeals against Lessor or the Property; Lessor has not initiated, nor is Lessor participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property and Lessor has no knowledge that the Property may be rezoned;

(c)          Lessor has not entered into any leases, subleases, contracts, licenses or other agreements affecting the Property which will be binding upon Lessee after the Closing other than the Leases and the agreements referenced on Exhibit J annexed hereto;

(d)          Except for violations which have been cured or remedied on or before the date hereof, Lessor has not received any written notice from (or delivered any notice to) (i) any governmental authority regarding any violation of any law applicable to the Property and Lessor does not have knowledge of any such violations and (ii) any third party that the Property or the

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current use thereof violates any private covenant, restriction, easement or encumbrance and Lessor does not have any knowledge of any such violation;

(e)          Lessor has fee simple title to the Property free and clear of all liens and encumbrances except for Permitted Exceptions and Lessor is the sole owner of the entire lessor’s interest in each Lease;

(f)          With respect to each Lease: (i) the Lease and any Guaranty forwarded to Lessee under Section 6(b) is a true, correct and complete copy of the Lease and Guaranty; (ii) the Lease and Guaranty, if any, are in full force and effect and there is no default thereunder; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof; (iv) Lessor has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements, except as set forth in Schedule 11(f)(iv) attached hereto; (v) intentionally deleted; (vi) Tenant is not entitled to rental concessions or abatements for any period subsequent to the scheduled date of Closing, except as set forth in Schedule 11(f)(vi) attached hereto; (vii) Tenant has not prepaid any rents as of the date hereof nor has Tenant delivered a security deposit, letter of credit or other security in connection with the Lease, except as set forth on Schedule 11(f)(vii) attached hereto; (viii) Tenant has not made any request for any assignment, transfer, or subletting in connection with all or a portion of the premises demised to Tenant which is presently pending or under consideration by Lessor; (ix) all specified work required to be performed by the landlord under the Lease up to the date of Closing has been completed or will be completed, at Lessor’s expense, prior to the Closing; (x) Lessor has not received and has no knowledge of any pending notices from Tenant electing to vacate the premises leased to Tenant or exercising any right of Tenant to terminate the Lease; and (xi) Lessor has heretofore billed Tenant for all fixed rent and additional rent due under the Lease as of the date hereof;

(g)          Attached hereto as Exhibit A-3 and made a part hereof is a true, correct and complete copy of the rent roll for the Property (the “Rent Roll”);

(h)          There are no occupancy rights, leases or tenancies affecting the Property other than the Leases. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity; and apart from this Agreement, Lessor has not entered into any written agreements for the lease, purchase or sale of the Property, or any interest therein which has not been terminated;

(i)          The transactions contemplated hereby either (i) will not constitute a conveyance of all or substantially all the assets of Lessor, or (ii) if such transaction does constitute a conveyance of all or substantially all the assets of any Lessor, Lessor shall provide to Lessee at Closing an excise tax lien waiver or such other reasonably obtainable instruments evidencing compliance with laws or payment of taxes to the extent required by the law of the relevant state, or an indemnification from a party reasonably acceptable to Lessee for any resulting liability with respect to the period prior to the Closing;

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(j)          To Lessor’s knowledge, except as set forth in the environmental reports previously delivered by Lessor to Lessee, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”) and no adverse environmental condition exists at the Property. Lessor has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority (1) concerning any petroleum product or other hazardous substance discharge or seepage at, on, around or under the Property, or migrating from the Property, in violation of any Environmental Laws or; (2) of any pending actions, suits, claims and/or proceedings claiming that Lessor, any Tenant or the Property is in violation of any Environmental Laws. For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Lessor’s knowledge, there are no underground storage tanks located on the Property;

(k)          Exhibit I attached hereto is a true, correct and complete listing of all warranties in effect for the Property (the “Warranties”);

(l)          Lessor is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code; and

(m)          There presently exists no unrestored casualty or condemnation affecting the Property.

The representations and warranties of Lessor shall survive Closing for a period of nine (9) months.

12.         Representations by Lessee.   Lessee represents and warrants to, and covenants with, Lessor as follows:

(a)          Lessee is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Lessee, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Lessee, and to perform all of Lessee’s obligations hereunder and thereunder. At Closing, each Approved Assignee (defined below) will be authorized to conduct business in the Commonwealth of Pennsylvania. This Agreement and all closing documents to be executed by Lessee have been duly authorized by all requisite corporate or other required action on the part of Lessee and are the valid and legally binding obligation of Lessee, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Lessee, nor the performance of the obligations of Lessee hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Lessee or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Lessee is bound.

The representations and warranties of Lessee shall survive Closing for a period of nine (9) months.

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13.         Conditions Precedent to Lessee’s Obligations. Lessee’s obligation to pay the Leasehold Transaction Price, and to accept title to the Property, shall be subject to compliance by Lessor with the following conditions precedent with respect to each Property on and as of the Closing Date:

(a)          Lessor shall deliver to Lessee on or before the Closing the items set forth in Section 10 above;

(b)          Lessee shall receive from Escrow Agent or any other title insurer approved by Lessee in its judgment and discretion, a current ALTA leasehold form of title insurance policy, as applicable, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property in the amount of the Leasehold Transaction Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Lessee’s good and marketable title to the leasehold estate in the Real Property and the Improvements otherwise in such form and with such endorsements as provided in the title commitment approved by Lessee pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);

(c)          Each Tenant shall be in possession of the premises demised under its respective Lease, open for business to the public and paying full and unabated rent under such Lease and no Tenant shall have assigned its Lease;

(d)          The representations and warranties of Lessor contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Lessor shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Lessor prior to or at the Closing;

(e)          Lessor shall have delivered to Lessee a written waiver by each applicable party of any right of first refusal, right of first offer or other purchase option that such party has to lease or purchase the Property, or any part thereof, from Lessor;

(f)          Lessor shall have delivered to Lessee a copy of each Estoppel Certificate required to be delivered by Lessor under the terms of Section 6(c) hereof; and

(g)          Lessor shall have made all contributions, payments and/or reimbursements and completed any and all work required by any governmental authority in connection with the construction and development of the Property, including, without limitation, as required by any variance or site plan approval.

In the event that any of the foregoing conditions precedent has not been satisfied as of Closing, Lessee shall have the right terminate this Agreement by delivering written notice thereof to Lessor no later than that date which is fifteen (15) days after the Closing Date, upon which termination the Earnest Money shall be refunded to Lessee, and with respect to a failure under Subsections (a), (d) or (e) above, Lessor shall pay to Lessee upon receipt of reasonable documentary evidence of all of the out-of-pocket costs and expenses actually incurred by Lessee in connection with this Agreement, which return and payment shall operate to terminate this

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Agreement and release Lessor and Lessee from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof.

14.         Conditions Precedent to Lessor’s Obligations. Lessor’s obligation to lease the Property shall be subject to the following conditions precedent with respect to each Property on and as of the Closing Date:

(a)          Escrow Agent is in receipt of a release from Manufacturers and Traders Trust Company of its lien against certain of the Properties (as created by that certain document entitled “Master Open-End Mortgage and Security Agreement” dated June 23, 2009 by and between Lessor and Manufacturers and Traders Trust Company and recorded in the Dauphin County Recorder of Deeds Office on July 2, 2009 at Instrument Number 20090021845);

(b)          Lessee shall deliver to Escrow Agent on the Closing Date the remainder of the Leasehold Transaction Price, subject to adjustment of such amount pursuant to Section 4 hereof; and

(c)          The representations and warranties of Lessee contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Lessee shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Lessee prior to or at the Closing.

To the extent that, notwithstanding the good faith efforts of Lessor to secure the release described in Section 14(a) above, the same has not been obtained by the Closing Date, then Lessor by written notice to Lessee given on or before the Closing Date, may extend the Closing Date to a date (the “Extended Closing Date”) that is no later than October 31, 2014 (the period between the Closing Date and the Extended Closing Date, the “Lessor Closing Extension Period”), and the “Closing Date” shall be moved to the Extended Closing Date. If Lessor so extends the Closing Date, then Lessee may, but shall not be obligated to, cause said conditions to be satisfied during the Lessor Closing Extension Period. If Lessor does not cause said conditions to be satisfied by the Extended Closing Date, then Lessee may either (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; or (ii) terminate this Agreement with respect to any or all Properties by delivering written notice thereof to Lessor no later than five (5) business days following the Extended Closing Date, upon which termination the Earnest Money shall be refunded to Lessee, Lessor shall pay to Lessee all of the out-of-pocket costs and expenses incurred by Lessee as to such Property or Properties in connection with this Agreement, which return and payment shall operate as liquidated damages and to terminate this Agreement and release Lessor and Lessee from any and all rights, obligations and liability hereunder, except those which are specifically stated herein to survive any termination hereof.

15.         Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in

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person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Lessor and Lessee agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.

16.         Lessor Covenants.   Lessor agrees that it: (a) shall continue to operate and manage each Property in the same manner in which Lessor has previously operated and managed such Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain each Property in the same (or better) condition as exists on the date hereof; and (c) shall not, without Lessee’s prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Lessee’s sole discretion: (i) amend the Leases or the Guaranties in any manner, nor enter into any new lease, other than the Ground Leases and the Pinnacle Leases, license agreement or other occupancy agreement with respect to any Property; (ii) consent to an assignment of any Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate any Lease or release any guarantor of or security for any Lease unless required by the express terms of such Lease; and/or (iv) cause, permit or consent to an alteration of the premises demised under the Leases (unless such consent is non-discretionary). Lessor shall promptly inform Lessee in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of any Property, whether insured or not.

17.         314 Audit. Upon Lessee’s request, for a period of one (1) year after Closing, Lessor shall make the financial statements, including balance sheets, income statements, stockholders’ equity statements and cash flow statements and related notes prepared in accordance with United States generally accepted accounting standards, and any and all books, records, correspondence, financial data, leases, delinquency reports and all other documents and matters (other than confidential and privileged information) maintained by Lessor or their agents and relating to receipts, expenditures, contributions and distributions reasonably necessary to complete an audit pertaining to each Property for the three (3) most recent full calendar years and the interim period of the current calendar year (collectively, the “Records”) available to Lessee and/or its auditors for inspection, copying and audit by Lessee’s designated accountants, and at Lessee’s expense. Lessor shall provide Lessee and/or its auditors, but without expense to Lessor, with copies of, or access to, such factual and financial information as may be reasonably requested by Lessee or its designated accountants, and in the possession or control of Lessor, to enable Lessee to file any filings required by the Securities and Exchange Commission (the “SEC”) in connection with the lease of each Property. Lessor understands and acknowledges that Lessee is required to file audited financial statements related to each Property with the SEC within seventy-one (71) days of the Closing Date and agrees to provide any Records and requested reasonable representations and/or certifications to the Lessee’s auditors, on a timely basis to facilitate Lessee’s timely submission of such audited financial statements.

18.         Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day. When calculating the period of time before which, within which or following which any act

22

is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.

19.         Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

20.         Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

21.         No Representations or Warranties. Lessee hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as set forth in this Agreement, the Property shall be conveyed by lease at Closing to Lessee in “as-is” condition with no representation or warranties, express or implied, whatsoever.

22.         Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.

23.         Intentionally Deleted.

24.         Broker’s Commissions. Lessee and Lessor each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Lessor shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Lessor. Lessor and Lessee each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Lessee shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.

25.         Assignment. Lessee may assign its rights under this Agreement, provided, however, that no such assignment shall relieve Lessee of any of its obligations hereunder until Closing is complete. Lessee is entering into this Agreement for and on behalf of the special purpose entities named on Schedule 25 attached hereto and made a part hereof (individually and collectively, “Approved Assignee”) and intends to assign each respective Approved Assignee its rights hereunder prior to Closing.

23

26.         Attorneys’ Fees. In any action between Lessee and Lessor as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s reasonable attorneys’ fees and disbursements and court costs incurred in such action.

27.         Time of the Essence. Time is of the essence with respect to each of Lessee’s and Lessor’s obligations hereunder.

28.         Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.

29.         Anti-Terrorism. Neither Lessee or Lessor, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

24

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

LESSEE:		LESSOR:

AMERICAN REALTY CAPITAL VII, LLC,		PINNACLE HEALTH HOSPITALS,
a Delaware limited liability company		a Pennsylvania non-profit corporation

By:	/s/ Edward M. Weil, Jr.	By:	/s/ Michael Young
	Name: Edward M. Weil, Jr.		Name: Michael Young
	Title: President		Title: President/CEO

Date: June 13, 2014		Date: June 11, 2014

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE EARNEST MONEY.

ESCROW AGENT:

STEWART TITLE GUARANTY COMPANY

By:	/s/ Annette M. Comer

Name:	Annette M. Comer

Title:	Vice President

Date:	June 16, 2014

EXHIBITS AND SCHEDULES

Exhibits

Exhibit A-1-1	-	Bloom Real Property

Exhibit A-1-2	-	Brady Real Property

Exhibit A-1-3	-	Community Health Real Property

Exhibit A-1-4	-	FOC Real Property

Exhibit A-1-5	-	Landis Real Property

Exhibit A-1-6	-	Medical Sciences Real Property

Exhibit A-2	-	List of Leases

Exhibit A-3	-	Rent Roll

Exhibit B-1	-	Intentionally Deleted

Exhibit C	-	Form of Assignment and Assumption of Leases, Guaranties and Security Deposits

Exhibit D	-	Form of Bill of Sale

Exhibit E	-	Form of Assignment of Contracts, Permits, Licenses and Warranties

Exhibit F	-	Form of Estoppel Certificate

Exhibit G	-	Intentionally Omitted

Exhibit H	-	Form of Tenant Notice Letter

Exhibit I	-	Warranties

Exhibit J	-	Service Contracts

Schedules

Schedule 1	-	Leasehold Transaction Price Allocations

Schedule 6(e)	-	Ground Lease Terms

Schedule 6(f)	-	Pinnacle Lease Terms

Schedule 11(f)(iv)	-	Tenant Improvement Allowances

Exhibits and Schedules

Schedule 11(f)(vi)	-	Rent Concessions

Schedule 11(f)(vii)	-	Prepaid Rents, Security Deposits and Letters of Credit

Schedule 25	-	Approved Assignees

Exhibits and Schedules

EXHIBIT A-1-1

LEGAL DESCRIPTION OF REAL PROPERTY

Bloom Real Property

[LESSOR TO PROVIDE LEGAL DESCRIPTION TO LESSEE BY JUNE 20, 2014]

A-1-1

EXHIBIT A-1-2

LEGAL DESCRIPTION OF REAL PROPERTY

Brady Real Property

[LESSOR TO PROVIDE LEGAL DESCRIPTION TO LESSEE BY JUNE 20, 2014]

A-1-2

EXHIBIT A-1-3

LEGAL DESCRIPTION OF REAL PROPERTY

Community Health Real Property

[LESSOR TO PROVIDE LEGAL DESCRIPTION TO LESSEE BY JUNE 20, 2014]

A-1-3

EXHIBIT A-1-4

LEGAL DESCRIPTION OF REAL PROPERTY

FOC Real Property

[LESSOR TO PROVIDE LEGAL DESCRIPTION TO LESSEE BY JUNE 20, 2014]

A-1-4

EXHIBIT A-1-5

LEGAL DESCRIPTION OF REAL PROPERTY

Landis Real Property

[LESSOR TO PROVIDE LEGAL DESCRIPTION TO LESSEE BY JUNE 20, 2014]

A-1-5

EXHIBIT A-1-6

LEGAL DESCRIPTION OF REAL PROPERTY

Medical Sciences Real Property

[LESSOR TO PROVIDE LEGAL DESCRIPTION TO LESSEE BY JUNE 20, 2014]

A-1-6

EXHIBIT A-2

LIST OF LEASES

Bloom Real Property Leases

1.	Lease Agreement, dated January 1, 2000, by and between Pinnacle Health Hospitals and Susquehanna Valley Surgery Center, as amended by (i) a lease amendment dated January 9, 2004, by and between Pinnacle Health Hospitals and Susquehanna Valley Surgery Center, and (ii) a renewal agreement letter dated January 8, 2010 by and between PinnacleHealth and Susquehanna Valley Surgery Center.

2.	Lease Agreement, dated February 17, 2005, by and between Pinnacle Health Hospitals and Susquehanna Valley Surgery Center, as amended by (i) a lease amendment dated February 25, 2010.

3.	Office Lease Agreement, dated February 27, 2004 by and between Pinnacle Health Hospitals and Knight, Boline & D’Amico Urology Associates.

4.	Office Lease Agreement, dated October 25, 2011, by and between Pinnacle Health Hospitals and Medical Arts Allergy, P.C.

5.	Office Lease Agreement, dates April 9, 2003, by and between Pinnacle Health Hospitals and Michael F. Lupinacci, d/b/a Physicians of Rehabilitation, Industrial and Spine Medicine, P.C., as amended by (i) Lease Addendum dated February 1, 2006, by and between Pinnacle Health Hospitals and Michael F. Lupinacci, d/b/a Physicians of Rehabilitation, Industrial and Spine Medicine, P.C., (ii) Second Lease Addendum dated September 21, 2007, , by and between Pinnacle Health Hospitals and Michael F. Lupinacci, d/b/a Physicians of Rehabilitation, Industrial and Spine Medicine, P.C., and (ii) letter dated July 1, 2013 by and between Zetter HealthCare Management Consultants, Pinnacle Health Hospitals and PRISM.

6.	Office Lease Agreement, dated January 4, 2014, by and between Pinnacle Health Hospitals and Urology of Central PA.

FOC Real Property Leases

FOC I Leases

1.	Lease Agreement, dated May 19, 2004, by and between Pinnacle Health Hospitals and Cumberland Ears, Nose and Throat and Facial Plastic Surgery, P.C., as amended by (i) Lease Addendum dated September 15, 2009, by and between Pinnacle Health Hospitals and Heritage Medical Group, LLP, and (ii) Lease Renewal Letter dated September 21, 2010, by and between Pinnacle Health and Heritage Ears, Nose and Throat and Facial Surgery.

2.	Lease Agreement, dated September 2, 2004, by and between Pinnacle Health Hospitals and GDD Pharmacy Services, Inc. as amended by (i) Lease Renewal Letter dated January 26, 2010, by and between Pinnacle Health and Good Day Pharmacy.

A-2-1

3.	Lease Agreement, dated March 23, 2007 by and between Pinnacle Health Hospitals and Jones, Daly & Coldren Associates, as amended by (i) Lease Addendum and Extension, dated June 20, 2008, by and between Pinnacle Health Hospitals and Jones, Daly & Coldren Associates.

4.	Basic Lease Information dated January 1, 2004, by and between Pinnacle Health Hospitals and Armesto Eye Associates, as amended by (i) Lease Addendum dated February 22, 2005, by and between Pinnacle Health Hospitals and Armesto Eye Associates, (ii) a Second Lease Addendum dated October 2, 2009, by and between Pinnacle Health Hospitals and Armesto Eye Associates (iii) a Third Lease Addendum dated January 13, 2011 by and between Pinnacle Health Hospitals and Armesto Eye Associates.

5.	Lease dated December 16, 1999, by and between Pinnacle Health Hospitals and Leo D. Farrell M.D. and Deborah Darrell, M.D., as amended by (i) a First Amendment, dated September 1, 2000, by and between Pinnacle Health Hospitals and Leo D. Farrell M.D. and Deborah Darrell, M.D., (ii) a Corrective Addendum dated May 15, 2001, by and between Pinnacle Health Hospitals and Leo D. Farrell M.D. and Deborah Darrell, M.D., (superseding an Addendum dated April 25, 2001), (iii) a Third Addendum, dated October 3, 2001, by and between Pinnacle Health Hospitals and Leo D. Farrell M.D. and Deborah Darrell, M.D., (iv) a Fourth Addendum dated February 25, 2002, by and between Pinnacle Health Hospitals and Leo D. Farrell M.D. and Deborah Darrell, M.D., (v) a Fifth Lease Addendum dated August 4, 2005, by and between Pinnacle Health Hospitals and Leo D. Farrell M.D. and Deborah Darrell, M.D., (vi) a Sixth Addendum dated April 20, 2010, by and between Pinnacle Health Hospitals and Leo D. Farrell M.D. and Deborah Darrell, M.D.

6.	Lease Agreement, dated January 26, 2009, by and between Pinnacle Health Hospitals and Peter Sakol, M.D., as amended by (i) a Lease Renewal Letter dated January 23, 2012 between Pinnacle Health Hospitals and Peter Sakol M.D.

7.	Lease Agreement, dated April 22, 2010 by and between Pinnacle Health Hospitals and Scott Mueller, M.D.

8.	Lease Agreement, dated January 15, 2013 by and between Pinnacle Health Hospitals and Reproductive Medicine Associates of Philadelphia, P.C.

9.	Lease Agreement, dated February 1, 2013 by and between Pinnacle Health Hospitals and Arlington Orthopedics.

10.	Office Lease Agreement, dated January 23, 2009 by and between Pinnacle Health Hospitals and Women First, Obstetrics and Gynecology, as amended by (i) a Lease Addendum dated October 1, 2011, by and between Pinnacle Health Hospitals and Women First, Obstetrics and Gynecology.

11.	Office Lease Agreement, dated January 23, 2009 by and between Pinnacle Health Hospitals and Women First, Obstetrics and Gynecology, as amended by a Lease

A-2-2

Addendum dated October 1, 2011, by and between Pinnacle Health Hospitals and Women First, Obstetrics and Gynecology.

12.	Office Lease dated August 15, 2002, by and between Pinnacle Health Hospitals and deRamon Plastic Surgery Institute, P.C., as amended by (i) an Addendum dated October 29, 2004, by and between Pinnacle Health Hospitals and deRamon Plastic Surgery Institute, P.C., and (ii) a Second Lease Addendum dated December 12, 2006, by and between Pinnacle Health Hospitals and deRamon Plastic Surgery Institute, P.C.

13.	Lease Agreement, dated September 16, 2009 by and between Pinnacle Health Hospitals and Calagno and Rossi Vein Treatment Center, LLC.

14.	Lease Agreement, dated August 1, 2000, by and between Pinnacle Health Hospitals and Medical Arts Allergy P.C, as amended by (i) Lease Addendum dated November 1, 2006, by and between Pinnacle Health Hospitals and Medical Arts Allergy P.C., (ii) Second Lease Addendum dated January 1, 2919 by and between Pinnacle Health Hospitals and Medical Arts Allergy P.C.

15.	Ground and Rooftop Lease Agreement dated February 1, 2002 by and between Pinnacle Health Hospitals and Cellco Partnership d/b/a Verizon Wireless.

FOC II Leases

1.	Lease Agreement, dated July 12, 2011, by and between Pinnacle Health Hospitals and Sandeep Kakaria, M.D.

2.	Lease Agreement, dated May 11, 2011, by and between Pinnacle Health Hospitals and Ability Prosthetics and Orthotics, Inc.

3.	Lease Agreement, dated August 1, 2010, by and between Pinnacle Health Hospitals and Burick Center for Health &Wellness.

A-2-3

EXHIBIT A-3

RENT ROLL

(attached)

A-3-1

A-3-2

Brady Building
As of May 1, 2014

Suite Number	Tenant	Affiliation	Net Rentable Area	Lease Start Date[1]	Lease Expiration	Escalation Date	Annual Rent PSF	Monthly Rent	Annual Rent	Reimbursement
Basement										
	PinnacleHealth	Hospital	10,008	Upon Close of Transaction	12 Years		$18.50	$15,429	$185,148	NNN
								2.5% increases, annually		
1st Floor										
	PinnacleHealth	Hospital	14,533	Upon Close of Transaction	12 Years		$18.50	$22,405	$268,861	NNN
								2.5% increases, annually		
2nd Floor										
	PinnacleHealth	Hospital	15,249	Upon Close of Transaction	12 Years		$18.50	$23,509	$282,107	NNN
								2.5% increases, annually		
3rd Floor										
	PinnacleHealth	Hospital	6,610	Upon Close of Transaction	12 Years		$18.50	$10,190	$122,285	NNN
								2.5% increases, annually		
4th Floor										
	PinnacleHealth	Hospital	6,582	Upon Close of Transaction	12 Years		$18.50	$10,147	$121,767	NNN
								2.5% increases, annually		
5th Floor										
	PinnacleHealth	Hospital	6,610	Upon Close of Transaction	12 Years		$18.50	$10,190	$122,285	NNN
								2.5% increases, annually		
6th Floor										
	PinnacleHealth	Hospital	6,603	Upon Close of Transaction	12 Years		$18.50	$10,180	$122,156	NNN
								2.5% increases, annually		
7th Floor										
	PinnacleHealth	Hospital	6,364	Upon Close of Transaction	12 Years		$18.50	$9,811	$117,734	NNN
								2.5% increases, annually		
8th Floor										
	PinnacleHealth	Hospital	6,610	Upon Close of Transaction	12 Years		$18.50	$10,190	$122,285	NNN
								2.5% increases, annually		
9th Floor										
	PinnacleHealth	Hospital	6,610	Upon Close of Transaction	12 Years		$18.50	$10,190	$122,285	NNN
								2.5% increases, annually		
10th Floor										
	PinnacleHealth	Hospital	6,634	Upon Close of Transaction	12 Years		$18.50	$10,227	$122,729	NNN
								2.5% increases, annually		
		Total	92,413							

(1) Lease start date to coincide with close of transaction for all Pinnacle leases.

A-3-3

Community Health Center
As of May 1, 2014

Suite Number	Tenant	Affiliation	Net Rentable Area	Lease Start Date [1]	Lease Expiration	Escalation Date	Annual Rent PSF	Monthly Rent	Annual Rent	Reimbursement
1st Floor										
	PinnacleHealth	Hospital	11,820	Upon Close of Transaction	12 Years		$10.00	$9,850	$118,200	NNN
							2.5% increases, annually			
2nd Floor										
	PinnacleHealth	Hospital	11,323	Upon Close of Transaction	12 Years		$10.00	$9,436	$113,230	NNN
							2.5% increases, annually			
3rd Floor										
	PinnacleHealth	Hospital	12,302	Upon Close of Transaction	12 Years		$10.00	$10,252	$123,020	NNN
							2.5% increases, annually			
3rd Floor										
	PinnacleHealth	Hospital	12,767	Upon Close of Transaction	12 Years		$10.00	$10,639	$127,670	NNN
							2.5% increases, annually			
		Total	48,212							

(1) Lease start date to coincide with close of transaction for all Pinnacle leases.

A-3-4

FOC Clinical
As of May 1, 2014

Suite Number	Tenant	Affiliation	Net Rentable Area	Lease Start Date[1]	Lease Expiration	Escalation Date	Annual Rent PSF	Monthly Rent	Annual Rent	Reimbursement
1st Floor										
Multiple	PinnacleHealth	Hospital	28,306	Upon Close of Transaction	12 Years		$20.00	$47,177	$566,120	NNN
							2.5% increases, annually			
2nd Floor										
Multiple	PinnacleHealth	Hospital	41,131	Upon Close of Transaction	12 Years		$20.00	$68,552	$822,620	NNN
							2.5% increases, annually			
		Total	69,437							

(1) Lease start date to coincide with close of transaction for all Pinnacle leases.

A-3-5

FOC I
As of May, 2014

Suite Number	Tenant	Affiliation	Net Rentable Area	Lease Start Date[1]	Lease Expiration	Escalation Date	Annual Rent PSF	Monthly Rent	Annual Rent	Reimbursement
Ground Floor										
Multiple	**PinnacleHealth**	**Hospital**	**8,984**	**Upon Close of Transaction**	**10 Years**		**$20.00**	**$14,973**	**$179,680**	**NN**
							2.5% increases, annually			
GR03	Dr. Abram Heritage First Ear Nose & Throat	Third Party	3,150	11/1/2010	10/31/2015		$16.48	$4,326	$51,907	Base Stop
						11/1/2014	$16.97	$4,455	$53,464	
GR04	Good Day Pharmacy	Third Party	2,013	3/1/2010	2/28/2015		$16.96	$2,845	$34,145	Base Stop
1st Floor										
108/109	JDC Pediatrics	Third Party	9,609	12/1/2008	11/30/2015		$23.00	$18,417	$221,007	Base Stop
						12/1/2014	$23.50	$18,818	$225,812	
103	Dr. Armesto Eye Associates	Third Party	4,322	4/1/2011	3/31/2016	N/A	$16.62	$5,985	$71,818	Base Stop
2nd Floor										
201	**PinnacleHealth**	**Hospital**	**2,060**	**Upon Close of Transaction**	**10 Years**		**$20.00**	**$3,433**	**$41,200**	**NN**
							2.5% increases, annually			
204	Farrell Plastic Surgery & Laser Center	Third Party	4,437	9/1/2010	8/31/2015		$20.16	$7,453	$89,437	Base Stop
						9/1/2014	$20.76	$7,677	$92,120	
205	Dr. Sakol	Third Party	1,585	2/14/2009	2/28/2015		$19.71	$2,603	$31,237	Base Stop
207	Dr. Scott Mueller, Family Practice	Third Party	869	7/8/2005	6/30/2014		$22.14	$1,603	$19,238	Base Stop
209	**PinnacleHealth**	**Hospital**	**1,055**	**Upon Close of Transaction**	**10 Years**		**$20.00**	**$1,758**	**$21,100**	**NN**
							2.5% increases, annually			
211	Reproductive Medicine Associates	Third Party	1,016	1/15/2013	12/31/2015		$18.00	$1,524	$18,288	Base Stop
						1/15/2015	$19.10	$1,606	$19,271	
212	Arlington Orthopedics	Third Party	2,929	2/1/2013	1/30/2018		$18.00	$4,394	$52,722	
						2/1/2016	$18.54	$4,525	$54,304	
						2/1/2017	$19.10	$4,661	$55,933	
3rd Floor										
301	Women's First Obstetrics & Gynecology	Third Party	2,900	7/1/2011	6/30/2014	N/A	$18.04	$4,359	$52,302	Base Stop
302	Dr. D. Ramon Plastic Surgery	Third Party	3,730	9/1/2007	8/31/2017		$19.14	$5,951	$71,410	Base Stop
						9/1/2014	$19.53	$6,070	$72,838	
						9/1/2015	$19.92	$6,191	$74,295	
						9/1/2016	$20.32	$6,315	$75,781	
304/306	Calcagno & Rossi	Third Party	5,045	12/1/2009	11/30/2016		$18.58	$7,954	$95,452	Base Stop
						12/1/2014	$19.14	$8,193	$98,315	
						12/1/2015	$19.71	$8,439	$101,265	
310	Medical Arts Allergy	Third Party	2,353	11/1/2006	12/31/2016		$21.19	$4,156	$49,870	Base Stop
						11/1/2014	$21.83	$4,281	$51,366	
						11/1/2015	$22.49	$4,409	$52,907	
Roof										
Roof	Cellco Partnership d/b/a Verizon Wireless	Third Party	N/A	5/1/2007	4/30/2017	N/A	N/A	$1,713	$20,550	Gross
		Total	**56,057**							

(1) Lease start date to coincide with close of transaction for all Pinnacle leases.

A-3-6

FOC II
As of May 1, 2014

Suite Number	Tenant	Affiliation	Net Rentable Area	Lease Start Date[1]	Lease Expiration	Escalation Date	Annual Rent PSF	Monthly Rent	Annual Rent	Reimbursement
Lower Level										
	PinnacleHealth	**Hospital**	**8,256**	**Upon Close of Transaction**	**10 Years**		**$20.00**	**$13,760**	**$165,120**	**NN**
							2.5% increases, annually			
2nd Floor										
Multiple	**PinnacleHealth**	**Hospital**	**12,962**	**Upon Close of Transaction**	**10 Years**		**$20.00**	**$21,603**	**$259,240**	**NN**
							2.5% increases, annually			
203	Dr. Kakaria	Third Party	1,689	2/1/2012	1/31/2022		$20.00	$2,815	$33,780	Base Stop
						2/1/2015	$20.40	$2,871	$34,456	
						2/1/2016	$20.81	$2,929	$35,145	
						2/1/2017	$21.22	$2,987	$35,848	
						2/1/2018	$21.65	$3,047	$36,565	
						2/1/2019	$22.08	$3,108	$37,296	
						2/1/2020	$22.52	$3,170	$38,042	
						2/1/2021	$22.97	$3,234	$38,803	
205	Ability Prosthetics	Third Party	3,148	8/15/2011	10/30/2021		$19.50	$5,116	$61,392	Base Stop
						8/15/2014	$20.00	$5,247	$62,960	
						8/15/2015	$20.50	$5,378	$64,534	
						8/15/2016	$21.00	$5,509	$66,108	
						8/15/2018	$21.50	$5,640	$67,682	
3rd Floor										
302	**PinnacleHealth**	**Hospital**	**16,654**	**Upon Close of Transaction**	**10 Years**		**$20.00**	**$27,757**	**$333,080**	**NN**
							2.5% increases, annually			
301	Dr. Burick	Third Party	2,313	8/1/2010	7/31/2018		$21.21	$4,088	$49,059	Base Stop
						8/1/2014	$21.85	$4,211	$50,530	
						8/1/2015	$22.50	$4,337	$52,046	
						8/1/2016	$23.18	$4,467	$53,608	
						8/1/2017	$23.87	$4,601	$55,216	
4th Floor										
Multiple	**PinnacleHealth**	**Hospital**	**19,237**	**Upon Close of Transaction**	**10 Years**		**$20.00**	**$32,062**	**$384,740**	**NN**
							2.5% increases, annually			
		Total	**64,259**							

(1) Lease start date to coincide with close of transaction for all Pinnacle leases.

A-3-7

Landis/Memorial
As of May 1, 2014

Suite Number	Tenant	Affiliation	Net Rentable Area	Lease Start Date[1]	Lease Expiration	Escalation Date	Annual Rent PSF	Monthly Rent	Annual Rent	Reimbursement
Ground										
	PinnacleHealth	Hospital	36,491	Upon Close of Transaction	12 Years		$8.00	$24,327	$291,928	NNN
							2.5% increases, annually			
1st Floor										
	PinnacleHealth/Pennsylvania Psychiatric Institute	Hospital	52,701	Upon Close of Transaction	12 Years		$10.00	$43,918	$527,010	NNN
							2.5% increases, annually			
2nd Floor										
	PinnacleHealth	Hospital	58,201	Upon Close of Transaction	12 Years		$10.00	$48,501	$582,010	NNN
							2.5% increases, annually			
3rd Floor										
	PinnacleHealth	Hospital	31,369	Upon Close of Transaction	12 Years		$10.00	$26,141	$313,690	NNN
							2.5% increases, annually			
4th Floor										
	Pennsylvania Psychiatric Institute	Hospital	43,324	Upon Close of Transaction	12 Years		$10.00	$36,103	$433,240	NNN
							2.5% increases, annually			
5th Floor										
	Pennsylvania Psychiatric Institute	Hospital	43,312	Upon Close of Transaction	12 Years		$10.00	$36,093	$433,120	NNN
							2.5% increases, annually			
6th Floor										
	PinnacleHealth/Pennsylvania Psychiatric Institute	Hospital	34,314	Upon Close of Transaction	12 Years		$10.00	$28,595	$343,140	NNN
							2.5% increases, annually			
7th Floor										
	PinnacleHealth/Pennsylvania Psychiatric Institute	Hospital	15,078	Upon Close of Transaction	12 Years		$10.00	$12,565	$150,780	NNN
							2.5% increases, annually			
		Total	314,790							

(1) Lease start date to coincide with close of transaction for all Pinnacle leases.

A-3-8

Medical Sciences Pavillion
As of May 1, 2014

Suite Number	Tenant	Affiliation	Net Rentable Area	Lease Start Date[1]	Lease Expiration	Escalation Date	Annual Rent PSF	Monthly Rent	Annual Rent	Reimbursement
Floor LL										
	PinnacleHealth	Hospital	16,303	Upon Close of Transaction	12 Years		$23.00	$31,247	$374,969	NNN
								2.5% increases, annually		
1st Floor										
	PinnacleHealth	Hospital	14,545	Upon Close of Transaction	12 Years		$23.00	$27,878	$334,535	NNN
								2.5% increases, annually		
2nd Floor										
	PinnacleHealth	Hospital	17,744	Upon Close of Transaction	12 Years		$23.00	$34,009	$408,112	NNN
								2.5% increases, annually		
3rd Floor										
	PinnacleHealth	Hospital	17,068	Upon Close of Transaction	12 Years		$20.00	$28,447	$341,360	NNN
								2.5% increases, annually		
		Total	65,660							

(1) Lease start date to coincide with close of transaction for all Pinnacle leases.

A-3-9

EXHIBIT B-1

INTENTIONALLY DELETED

B-1

EXHIBIT C

FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASES, GUARANTIES AND SECURITY DEPOSITS

______________________________ ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ______________________________ ("Assignee"), all of Assignor's right, title and interest in and to those leases described in Exhibit A attached hereto and made a part hereof (as amended from time to time, the “Leases”), including any and all security deposits under the Leases, together with all of Assignor’s right, title and interest in and to those lease guaranties described in Exhibit B attached hereto and made a part hereof (as amended from time to time).

Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Leases arising or accruing prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Landlord under and by virtue of the Leases arising or accruing on and after the date of this Assignment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

C-1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2014, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

C-2

EXHIBIT A

Leases

C-3

EXHIBIT B

Guaranties

C-4

EXHIBIT D

FORM OF BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ______________________________, a ___________________________, having an address at ____________________________ (“Lessor”), hereby bargains, sells, conveys and transfers to ____________________________ (“Lessee”), a _______________________________, all of Lessor’s right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of __________________________, as more particularly described on Schedule A attached hereto and made a part hereof.

Lessor has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Lessee accepts the Personal Property on an “as is, where is” basis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

D-1

IN WITNESS WHEREOF, Lessor has caused this instrument to be executed and delivered as of this ___ day of _______, 2014.

LESSOR:

By:

Name:

Title:

D-2

SCHEDULE A

TO BILL OF SALE

[Add legal description of Real Property]

D-3

EXHIBIT E

FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES

THIS ASSIGNMENT, made as of the ___ day of ________, 2014, by _________________, a __________________________ (“Assignor”), to _____________________________, a __________________________________________(“Assignee”).

WITNESSETH:

WHEREAS, by Agreement for Lease of Real Property (the “Agreement for Lease”) having an effective date of ________, 2014, between Assignor and American Realty Capital VII, LLC, Assignee’s predecessor-in-interest under the Agreement for Lease, Assignee has agreed to lease from Assignor as of the date hereof, and Assignor has agreed to lease to Assignee, that certain property located at ________________________ (the “Property”); and

WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in those contracts set forth on Exhibit A attached hereto and made a part hereof, and the permits, trademarks, licenses and warranties held by Assignor in connection with the Property (collectively, the “Contracts”).

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.

This Assignment shall be governed by the laws of the State of _____________, applicable to agreements made and to be performed entirely within said State.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

E-1

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.

ASSIGNOR:

a

By:
Name:
Title:

E-2

Exhibit A

Assumed Contracts

E-3

EXHIBIT F

FORM OF ESTOPPEL CERTIFICATE

The undersigned hereby certifies to American Realty Capital VII, LLC (“ARC VII”), [_____________________] (“Approved Assignee”; ARC VII and Approved Assignee are hereinafter referred to, individually and collectively, as “Lessee”), KeyBank National Association (“Lender”) and their respective successors and assigns as follows:

1.          The undersigned is the tenant under that certain [insert title of lease document] [(the “Lease”)], dated as of _________ __, ____, by and between _________________________ (“Landlord”) and _________________________ (“Tenant”) [, as amended by that certain [insert title of lease amendment document], dated as of _________ __, ____, by and between _________________________ and _________________________ (collectively, the “Lease”)], pursuant to which Tenant leases certain premises known as [Suite ____], consisting of _______ rentable square feet, at that real property located at _________________________________________ (the “Premises”).

2.          Except as set forth above, the Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.

3.          The Lease is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated.

4.          Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.

5.          The initial term of the Lease began on __________ __, _____ and expires on ________ __, 20__. The Rent Commencement Date was __________ __, ____. Tenant has accepted possession of the Premises and is open for business. Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease.

6.          Tenant has no outstanding options or rights to renew or extend the term of the Lease, except as follows: ________________ (if none, please state “none”). Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof and/or the land on which the Premises are situated, or rights of first offer to lease with respect to all or any part of the Premises.

7.          The [Base Annual Rent] payable under the Lease is $____________ ($_________ monthly). Such [Base Annual Rent] payable under the Lease shall be adjusted during the initial term of the Lease as follows: (a) from ___________, 20__ to and including ______________, 20__, the Base Annual Rent shall be $_______ ($_______ monthly); (b) from ___________, 20___ to and including ____________, 20___ the Base Annual Rent shall be $________

F-1

($________ monthly); [and from __________, 20__ to and including __________, 20___ the Base Annual Rent shall be $_________ ($__________ monthly)]. Such rent has been paid through and including the month of ____________, 2014. Additional rent under the Lease has been paid through and including the month of __________, 2014. No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.

8.          Tenant's security deposit, if any, is $_________________ (if none, please state “none”).

9.          No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Tenant or, to the best knowledge of Tenant, Landlord under the Lease. Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.

10.         (a)          All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant and all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease.

(b)          Landlord has satisfied all its obligations to Tenant arising out of or incurred in connection with the construction of the tenant improvements on the Premises and no off-set exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.

11.         All licenses necessary for using and operating the Premises as a medical office are held by Tenant and are in full force and effect.

12.         No voluntary actions or, to Tenant’s best knowledge, involuntary actions are pending against Tenant under the bankruptcy laws of the United States or any state thereof

13.         This Certificate is delivered to induce Lessee to acquire the Premises and Lender to provide certain financing to Lessee, with the understanding that Lessee and Lender shall rely upon the truth of the matters set forth in this Certificate.

[SIGNATURE PAGE FOLLOWS]

F-2

The undersigned is duly authorized to execute this Certificate on behalf of Tenant.

Dated: ____________, 2014

TENANT:

____________________, a ________________

By:
Name:
Title:

[DELETE THE FOLLOWING SECTION IF THE LEASE IS NOT GUARANTEED]

[_________________________, a _________________________] (“Guarantor”) certifies to and for the benefit of Lessee, Lender and their respective successors and assigns as follows:

With respect to that certain [Guaranty], dated as of ________ __, ____, by Guarantor to and for the benefit of Landlord (the “Guaranty”): (a) Guarantor is the guarantor of the Lease pursuant to the Guaranty; (b) the Guaranty has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived; (c) the Guaranty is valid and in full force and effect on the date hereof; and (d) no voluntary actions or, to Guarantor’s best knowledge, involuntary actions are pending against Guarantor under the bankruptcy laws of the United States or any state thereof. This Certificate is delivered to induce Lessee to acquire the Premises and Lender to provide certain financing to Lessee, with the understanding that Lessee and Lender shall rely upon the truth of the matters set forth in this Certificate. The undersigned is duly authorized to execute this Certificate.

Dated: ____________, 2014

[USE FOLLOWING SIGNATURE BLOCK FOR
ENTITY GUARANTOR]

GUARANTOR:

____________________,
a ________________

By:
Name:
Title:

[USE FOLLOWING SIGNATURE BLOCK FOR PERSONAL GUARANTOR]

GUARANTOR:

Name:

F-3

EXHIBIT G

[INTENTIONALLY OMITTED]

G-1

EXHIBIT H

FORM OF NOTICE TO TENANT

________________ ___, 2014

TO:    [INSERT TENANT’S NOTICE ADDRESS FROM LEASE]

Re:    Notice of Change of Ownership of ______________________________

Ladies and Gentlemen:

YOU ARE HEREBY NOTIFIED AS FOLLOWS:

That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property (the “Property”) to [APPROVED ASSIGNEE] (the “New Owner”) and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated _________, between ________as tenant and ____________as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.

Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:

[APPROVED ASSIGNEE]

c/o American Realty Capital Healthcare Trust II, Inc.

7621 Little Avenue, Suite 200

Charlotte, North Carolina 28226

Attention: Regional Asset Manager

With a copy to:

[APPROVED ASSIGNEE]

c/o American Realty Capital Healthcare Trust II, Inc.

405 Park Avenue, 14th Floor

New York, NY 10022

Attention: General Counsel

You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.

[SIGNATURE PAGE FOLLOWS]

H-1

Very truly yours,
[PRIOR LANDLORD)

By:
Name:
Title:

H-2

EXHIBIT I

WARRANTIES

None

I-1

EXHIBIT J

Service Contracts

PHH Contracting Entity	Vendor	Type of Services	Term	Cost	Comment
FOHC	Cintas	Duralite Mats @ FOHC used by Environmental Services		$202.03/weekly
CHC	Dempsey Uniform & Linen Supply	PH Community Health Center Logo (2) Welcome Pinnacle Health Logo (3)		$5.72/weekly $5.72/weekly
Pinnacle	ABM Electrical Power Solutions	Professional engineering reliability/testing for electrical distribution equipment for:	07/01/12 to 06/30/18 (for 4 hospitals)	$9,960/annually Polyclinic Hospital, $11,556/annually Harrisburg Hospital, $16,620/annually Community General Osteopathic Hospital, $3,564/annually Fredricksen Outpatient Center
Fredricksen Center	Bailey Landscape and Maintenance, Inc.	Landscape maintenance of grounds	04/01/14 to 03/31/15	$99,889/annually
Osteopathic Hospital	Bailey Landscape and Maintenance, Inc.	Landscape maintenance of grounds	04/01/14 to 03/31/15	$114,540/annually
Harrisburg Hospital	Black Landscape Contracting	Landscape maintenance of campus	04/01/14 to 03/31/15	$23,000/annually
Polyclinic Hospital	Black Landscape Contracting	Landscape maintenance of campus	04/01/14 to 03/31/15	$36,500/annually
Pediatric Surgery – 2600 N. 3rd ST	Black Landscape Contracting	Landscape maintenance of campus	04/01/14 to 03/31/15	$3,900/annually
Harrisburg Hospital (1 staff member year round)	Black Landscape Contracting	Landscape maintenance of campus	04/01/14 to 03/31/15	$68,000/annually
Elizabeth PT	Black Landscape Contracting	Landscape maintenance of campus	04/01/14 to 03/31/15	$1,000/annually
Pinnacle	Berkshire Systems Group	Fire system testing – service agreement	01/01/14 to 12/31/16	$13,692/annually

J-1

PHH Contracting Entity	Vendor	Type of Services	Term	Cost	Comment
Pinnacle/CGOH	Cleveland Brothers	Preventative maintenance service agreement (emergency generators)	04/01/14 to 03/30/16	$12,934/3-year term Community Campus (6 units), $21,465/3-year term Harrisburg Campus (6 units), $2,292/3-year term Brady Hall (1 unit), $1,101/3-year term Cole Support Services (1 unit), $5,507/3-year term Polyclinic Campus (3 units), $3,358/3-year term Fredricksen Outpatient (1 unit), $5,473/3-year term Fredricksen Load Bank
Fredricksen Outpatient Center	Eastern Time	Fire alarm system – inspection, testing and maintenance	02/01/13 to 01/31/14	$4,536/annually
Pinnacle	F.T.S. Management, Inc.	Preventative maintenance – fuel tank cleaning and testing	2014	$3,226/annually Harrisburg Hospital (7 tanks), $1,252/annually Polyclinic Hospital (3 tanks), $2,474/annually Community Campus (5 tanks), $800/annually Fredricksen Campus (2 tanks), $1,360.00 Sulfur testing (17 tanks)
Pinnacle	Greenhills	None stated	None stated	Varied
Pinnacle	Kint Fire Protection	Fire suppression systems for: Harrisburg-Brady Community Polyclinic Fredricksen	01/01/14 to 12/31/16	$3,876/annually
Pinnacle	Kone, Inc.	Maintenance for vertical transportation equipment	2010 to 2015	$18,884/monthly

Exhibit J

PHH Contracting Entity	Vendor	Type of Services	Term	Cost	Comment
Pinnacle	NRG Building Services	Maintenance – building automation system for: Polyclinic CGH Outpatient Cole Warehouse Harrisburg Hospital	09-01/12 to 08/31/15	$68,175/annually
Pinnacle	Orkin	Pest management	2014	$40,791.88/annually
Pinnacle	Sodexho	Manage and operate services for patients, residents, employees, visitors and guests (food, etc.)	04-01-13 to 03-21-18	See attachments
Pinnacle	Trane	Scheduled maintenance of chillers, cooling towers	08/01/12 to 07/31/15	$18,776/annually Bloom Outpatient Center, $18,817/annually Community General Osteopathic (central utility plant), $67,384/annually Community General Osteopathic, $19,339/annually Fredricksen Outpatient, $68,531/annually Polyclinic Hospital
Pinnacle	Tri-Dim Filter Corp.	Filters, hepa, etc.	None stated	None stated
Pinnacle	Waste Management	Waste disposal services	36 months and renewable	See attachments
Pinnacle	Zeplin Security Group, Inc.	Alarm systems/monitoring	12/01/11 (for 3 years)	$25/monthly

Exhibit J

Schedule 1

Leasehold Transaction Price Allocation

Property	Leasehold Transaction Price	Earnest Money
Bloom Property	$16,775,000.00	$840,000.00
Brady Property	$26,370,000.00	$1,320,000.00
Community Health Property	$7,020,000.00	$350,000.00
FOC Property
(a) Property subject to the FOC Clinical Lease	$24,065,000.00	$1,200,000.00
(b) Property subject to the FOC I Lease	$11,255,000.00	$560,000.00
(c) Property subject to the FOC II Lease	$20,585,000.00	$1,030,000.00
Landis Property	$42,565,000.00	$2,130,000.00
Medical Sciences Property	$25,425,000.00	$1,270,000.00
Totals	$174,060,000.00	$8,700,000.00

Schedule 1

Schedule 6(e)

Ground Lease Terms

Ground Lessor:	PinnacleHealth, a Pennsylvania non-profit corporation

Ground Tenant:	Applicable Approved Assignee

Rent Commencement Date:	Upon transaction close

Expiration Date:	55 years

Current Rent:	$1,000.00 per month per property

Escalation:	2.5% annual increase

Renewal Options:	Two, 10-year options

Schedule 6(e)

Schedule 6(f)

Pinnacle Lease Terms

(attached)

Schedule 6(f)

Note: The ground lease payment is not reimbursed by the tenant.

Schedule 6(f)

Schedule 11(f)(iv)

Tenant Improvement Allowances

Property	Suite/Tenant	Status
FOC	Suite 211 – RMA	Balance as of 5/15/14 - $11,903.73. They pay an additional payment of $658.30 monthly to us. The payment includes a 6% interest and they will complete their payments on 12/15/15.
FOC	Suite 209 – RMA	We are working with them on an expansion and have included a fit-out allowance of $54,835 as part of the rental payment. This lease was already in process prior to the RFP being sent out.
FOC	Ability Prosthetics	Tenant Fit-out Allowance - $65 sq. ft. in exchange for a 10 year lease agreement. November and December 2011 payments waived as part of the lease negotiations.
FOC	Kakaria	Tenant Fit-out Allowance - $65 sq. ft. in exchange for a 10 year lease agreement.

Schedule 11(f)(iv)

Schedule 11(f)(vi)

Rent Concessions

Property	Tenant	Details
Polyclinic	Advanced Pain Management 3 Landis within Rehab Options Space	10% discount offered if rent paid in advance rather than monthly for the year. Tenant paid $4,713.93, thus rent paid through 7/31/14
FOC	Grossman Foot and Ankle Time Share Suite 201	Tenant originally occupied Suite 209 and paid for the year (through 6/30/14)(which included a 10% discount inasmuch as the rent was paid in full). Landlord requested Tenant to relocate to Suite 201 so that Landlord could expand the RMA Suite. Tenant did relocate in December 2013. Since Tenant had already prepaid rent for Suite 209, the lease for Suite 201 included rent concession for July, August and September 2014. Tenant paid Landlord in April 2014 for the period October 2014 – June 30, 2015 (the aforementioned 10% discount was applied to the payment).

Schedule 11(f)(vi)

Schedule 11(f)(vii)

Prepaid Rents, Security Deposits and Letters Of Credit

					Deposits	Deposits	Deposits
Customer Name	Account	Unit	Address	Move In	Charged	Received	Held
Bloom Building
PRISM (2,186 Sq Ft.) Suite 106	41	PRISM	Attention Kendra Rhayem	05/01/03	4,007.66	4,007.66	4,007.66
PRISM (3,447 Sq Ft.) Sutie 100	41	PRISM	Attention Kendra Rhayem	2006	1,436.25	1,436.25	1,436.25
PRISM (1,733 Sq Ft.)	41	PRISM	Attention Kendra Rhayem	2007/08	722.08	722.08	722.08
Medical Arts Allergy Bloom 201	208	MedArtAlgy	c/o Elain Novak	02/17/12	3676.89	3676.89	3676.89
Urology of Central PA Bloom 101	35	Urology101	Suite 101	02/01/04	5,458.92	5,458.92	5,458.92
Totals for Property					15,301.80	15,301.80	15,301.80

Schedule 11(f)(vii)

					Deposits	Deposits	Deposits
Customer Name	Account	Unit	Address	Move In	Charged	Received	Held
FOC-Physician Office Building 2
Burick Center for Health & Wellness	172	Burick	2005 Technology Parkway	08/01/10	4289.00	4289.00	4289.00
Dr. Sandeep Kakaria	212	Kakaria	2005 Technology Parkway	02/01/12	2815.00	2815.00	2815.00
Ability Prosthetics	204	AbilityPro	2005 Technology Parkway	08/15/11	4,722.00	4,722.00	4,722.00
Totals for Property					11,826.00	11,826.00	11,826.00

Fredricksen Outpatient Center 1
Dr. Peter Sakol	20	Sakol	Suite 205	02/14/09	2,245.42	2,245.42	2,245.42
de Ramon Plastic Surgery Institute, PC	16	deRamon	Suite 303	08/15/02	2,779.50	2,779.50	2,779.50
Farrell Plastic Surgery	17	Farrell	Suite 204	04/01/00	2,833.33	2,833.33	2,833.33
Good Day Pharmacy	25	Good Day	2250 Millennium Way, Suite 300	03/01/05	2,180.75	2,180.75	2,180.75
Dr. Abram HENT	216	AbramHENT	Suite G03	04/01/12	3412.50	3412.50	3412.50
Armesto Eye Associates OPTICAL SHOP	36	ArmstOShop	Suite 103 - Optical Shop	01/01/04	364.00	364.00	364.00
Calcagno & Rossi Vein Treatment Ctr.	29	Calcagno/R	Suite 304 & 306	01/01/07	4,028.75	4,028.75	4,028.75
JDC Pediatrics	19	JonesDalyC	Suite 108	07/01/01	6,000.00	6,000.00	6,000.00
Medical Arts Allergy - FOC 310	21	MedArtAlle	c/o Elaine Novak	11/01/00	2,000.00	2,000.00	2,000.00
Dr. Scott Mueller	28	S. Mueller	2025 Technology Parkway	10/20/00	2,643.33	2,643.33	2,643.33
Totals for Property					28,487.58	28,487.58	28487.58

Schedule 11(f)(vii)

Schedule 25

Approved Assignees

Property	Approved Assignee
Bloom Property	ARHC BLHBGPA01, LLC
Brady Property	ARHC BRHBGPA01, LLC
Community Health Property	ARHC CHHBGPA01, LLC
FOC Real Property	ARHC FOMBGPA01, LLC
Landis Property	ARHC LMHBGPA01, LLC
Medical Sciences Property	ARHC MSHBGPA01, LLC

Schedule 25